                                                                    Exhibit 99.4

                               OFFER TO EXCHANGE
                         10.375% SENIOR NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
                         10.375% SENIOR NOTES DUE 2011
                                       OF
                        PG&E NATIONAL ENERGY GROUP, INC.

To Our Clients:

     We are enclosing herewith a Prospectus (the "Prospectus"), dated July __, 2001 of PG&E National Energy Group, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 10.375% Senior Notes due 2011 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for an amount of its issued and outstanding 10.375% Senior Notes due 2011 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 2001, unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     We are the holder of record of your Original Notes and/or a participant of The Depository Trust Company ("DTC"), the book-entry depository and transfer facility for the Original Notes. A tender of such Original Notes can be made only by us as the record holder and DTC participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act), (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business and each holder received the Original Notes being tendered for exchange in the ordinary course of its business, (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and (iv) the holder is not a broker-dealer tendering Original Notes acquired directly from the Company. If the tendering holder is a broker-dealer it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Original Notes held by the broker-dealer are held only as a nominee, or (b) such

Original Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                              Very truly yours,



                              ________________________________________

                      INSTRUCTION TO REGISTERED HOLDER AND
                 BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER OF
                        PG&E NATIONAL ENERGY GROUP, INC.
                         10.375% SENIOR NOTES DUE 2011


To Registered Holder and/or Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt of the Prospectus dated July __, 2001 (the "Prospectus") of PG&E National Energy Group, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

     $__________________________ of the 10.375% Senior Notes due 2011.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following Original Notes held by you for the account of the undersigned (insert amount of Original Notes to be tendered, (if any):

     $__________________________ of the 10.375% Senior Notes due 2011.

     [_] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act), (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business and each holder received the Original Notes being tendered for exchange in the ordinary course of its business, (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and (iv) the holder is not a broker-dealer tendering Original Notes acquired directly from the Company. If the tendering holder is a broker-dealer it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Original Notes held by the broker-dealer are held only as a nominee, or (b) such Original Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).


SIGN HERE

Name of beneficial owner(s):__________________________________________________

Signature(s):_________________________________________________________________

Name(s) (please print):_______________________________________________________

Address:______________________________________________________________________

______________________________________________________________________________

Telephone Number:_____________________________________________________________

Taxpayer identification or Social Security Number:____________________________

Date:_________________________________________________________________________